Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (333-48402, 333-50135, 333-130396, 333-135863, 333-150900, and 333-189851) of Lakeland Financial Corporation of our report, dated March 2, 2016, with respect to the consolidated financial statements of Lakeland Financial Corporation and the effectiveness of internal control over financial reporting, which report appears in this Annual Report on Form 10-K of Lakeland Financial Corporation for the year ended December 31, 2015.

                                                                                                        /s/ Crowe Horwath LLP
                                                                                                                                                                                                                                                                                       Crowe Horwath LLP

Indianapolis, Indiana
March 2, 2016